UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 29, 2011
(Date of earliest event reported)

Arête Industries, Inc.
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction	33-16820-D (Commission File Number)	84-1508638 (IRS Employer Identification No.)
of incorporation)

P.O. Box 141
Westminster, Colorado 80036
(Address of principal executive offices) (Zip Code)

(303) 427-8688
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On August 12, 2011, Arête Industries, Inc. (the “Registrant”) entered into an Agreement to Amend Purchase and Sale Agreement (the “Agreement”), with Tucker Family Investments, LLLP (“TFI”), DNR Oil & Gas, Inc. (“DNR”), Tindall Operating Company (“Tindall”), and Tucker Energy, LLC (“Tucker” and DNR, collectively, the “Sellers”). Charles B. Davis, a director and shareholder of the Registrant is the president and significant shareholder of DNR. The Agreement, among other things, amended the Purchase and Sale Agreement and other related agreements and documents, dated May 25, 2011 and amended July 29, 2011, between the Registrant and the Sellers (the “Purchase and Sale Agreement”). The Agreement extended the date of the first installment payment under the Purchase and Sale Agreement from August 15, 2011, to August 31, 2011.

As part of the Purchase and Sale Agreement, DNR, Tucker and the Registrant entered into an Agreement regarding Application of Proceeds (“Proceeds Agreement”), which was attached to the Purchase and Sale Agreement as Exhibit C-2. DNR owned and intended to sell certain oil and gas interests in the properties described in Exhibit A to the Proceeds Agreement, and these properties also constituted properties proposed to be sold to the Registrant as part of the Purchase and Sale Agreement.

The Proceeds Agreement provided that the Registrant would be entitled to receive certain proceeds derived from the sale of the separate interests identified in Exhibit A to the Proceeds Agreement but, in addition, that any proceeds due and owing to the Registrant under the Proceeds Agreement must first be applied by DNR to any amounts then due and owing to DNR and Tucker pursuant to the terms of the Purchase and Sale Agreement. On or about August 23, 2011, DNR sold the separate interests set forth in the Proceeds Agreement to a third party.

The Purchase and Sale Agreement requires the Registrant to pay DNR and Tucker, on or before August 31, 2011, $3,700,000 plus interest. Effective August 23, 2011, DNR has applied the Registrant’s proceeds from the sale of the properties identified in the Proceeds Agreement to satisfy the obligation of the Registrant as of August 23, 2011, to make the first installment payment to the Sellers under the Purchase and Sale Agreement of $3,769,858, of which $69,858 represented interest accrued as of August 23, 2011. The parties also agreed that DNR will apply the remaining balance of the proceeds due of $1,196,280 to the principal amount due to the Sellers as a part of the second installment payment to be made under the Purchase and Sale Agreement. Additional principal and interest of approximately $2,004,000 remain due and owing the Sellers on or before September 15, 2011, as part of the second installment payment under the Purchase and Sale Agreement.

The Registrant believes that the proceeds to it from the sale of these oil and gas interests will be accounted for as sale and gain of approximately $2,655,000.

ITEM 7.01 REGULATION FD DISCLOSURE

On August 29, 2011, the Registrant issued a press release announcing the receipt of proceeds from the Proceeds Agreement and the application of funds therefrom, which is attached hereto as Exhibit 99.1.

The information in Item 7.01 and Exhibit 99.1 attached hereto are furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this current report on Form 8-K and furnishing this information in Item 7.01 and Exhibit 99.1 attached hereto, the Registrant makes no admission as to the materiality of such information in this current report that is required to be disclosed solely by reason of Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

	Exhibit No.	Description
	99.1	Press release dated August 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARÊTE INDUSTRIES, INC.

	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
Date: August 29, 2011	Title:	Chief Executive Officer and Director